UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 17, 2005

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20928	76-0274813

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 309		77027

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-623-0801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 17, 2005, VAALCO Energy, Inc., announced that the 1818 Fund II, L.P. sold 35,898,695 shares of common stock of VAALCO in a series of block trades.  A copy of this release is attached hereto under Item 9.01, Financial Statements and Exhibits, as exhibit 99.1.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 17, 2005, VAALCO Energy, Inc., announced Mr. Lawrence Tucker, Mr. T. Michael Long, and Mr. Walter Grist will resign from the Board of Directors of VAALCO, In connection with the settlement of the sale by the 1818 Fund II, L.P.  The remaining members of VAALCO’s Board of Directors intend to appoint their successors who will stand for election at VAALCO’s annual shareholders meeting on June 8, 2005.  A copy of this release is attached hereto under Item 9.01, Financial Statements and Exhibits, as exhibit 99.1.

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information contained herein and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by VAALCO Energy, Inc., whether made before or after the date hereof and regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)                Exhibits

99.1              Press Release issued by VAALCO Energy, Inc., on March 17, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO ENERGY, INC.

(Registrant)

Date March 17, 2005
/s/ W. RUSSELL SCHEIRMAN

W. Russell Scheirman President and Chief Financial Officer